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                                                                      EX-99.B11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus and the Statement of Additional Information constituting parts of this Post-Effec-tive Amendment No. 6 to the registration statement on Form N-1A (the "Regis-tration Statement") of our report dated February 28, 1997, relating to the fi-nancial statements and financial highlights appearing in the January 31, 1997 Annual Report to Shareholders of Vanguard Admiral Funds, Inc. (comprised of the U.S. Treasury Money Market, Short-Term U.S. Treasury, Intermediate-Term U.S. Treasury and Long-Term U.S. Treasury Portfolios), which are also incorpo-rated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Infor-mation" in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information.

Price Waterhouse LLP

Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103

May 15, 1997